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Exhibit (a)(1)(E)

        Letter to Clients with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Osiris Therapeutics, Inc.
a Maryland corporation
at
$19.00 Net Per Share
Pursuant to the Offer to Purchase
Dated March 20, 2019
by
Papyrus Acquisition Corp.
a direct wholly-owned subsidiary of
Smith & Nephew Consolidated, Inc.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON APRIL 17, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

March 20, 2019

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated March 20, 2019 (together with any amendments and supplements, the "Offer to Purchase") and the related Letter of Transmittal (together with any amendments and supplements, the "Letter of Transmittal") in connection with the offer to purchase (the "Offer") by Papyrus Acquisition Corp., a Maryland corporation ("Purchaser") and a direct wholly-owned subsidiary of Smith & Nephew Consolidated, Inc., a Delaware corporation ("Parent"), which is an indirect wholly-owned subsidiary of Smith & Nephew plc, a public limited company incorporated under the laws of England and Wales, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Osiris Therapeutics, Inc., a Maryland corporation ("Osiris"), at a price per Share of $19.00 in cash, net to the holder of any applicable withholding taxes and without interest (the "Offer Price") and subject to any withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

        THE BOARD OF DIRECTORS OF OSIRIS HAS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS OF OSIRIS ACCEPT THE OFFER AND TENDER THEIR SHARES TO PURCHASER PURSUANT TO THE OFFER.

        Also enclosed is Osiris' Solicitation/Recommendation Statement on Schedule 14D-9.

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

  1.
  The offer price for the Offer is $19.00 per Share in cash, net to the holder of any applicable withholding taxes and without interest.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer is being made in connection with the Agreement and Plan of Merger, dated as of March 12, 2019 (as it may be amended from time to time, the "Merger Agreement"), among Parent, Purchaser, Osiris and, solely for the purposes of Section 7.02 and Article XI thereto, Smith & Nephew. Pursuant to the Merger Agreement, after the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Purchaser will be merged with and into Osiris (the "Merger"), without a meeting of the Osiris stockholders in accordance with Section 3-106.1 of the Maryland General Corporation Law (the "MGCL"), and Osiris will be the surviving corporation and a wholly-owned subsidiary of Parent. At the effective time of the Merger, each then issued and outstanding Share (other than (a) Shares directly owned by any of Osiris' subsidiaries and (b) Shares directly owned by Purchaser immediately prior to the effective time of the Merger) will be converted into the right to receive consideration equal to the Offer Price. Each Share directly owned by any of Osiris' subsidiaries or by the Purchaser will automatically be canceled and will cease to exist, and no consideration will be delivered in such exchange.

        The board of directors of Osiris, at a meeting duly called and held, has duly and unanimously (a) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement; (b) determined that the Offer, the Merger, and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of Osiris and its stockholders; (c) acknowledged and agreed that the Merger shall be effected under Section 3-106.1 of the MGCL and shall be effected as promptly as possible following the acceptance of the Shares for payment by Purchaser; and (d) resolved to recommend that the stockholders of Osiris accept the Offer and tender their Shares pursuant to the Offer. In connection with the Merger Agreement, Peter Friedli, Chairman of the board of directors and co-founder of Osiris, entered into a tender and support agreement with Parent and Purchaser, pursuant to which Mr. Friedli has irrevocably and unconditionally agreed to tender his Shares in the Offer and to vote his Shares in accordance with that agreement. As of March 19, 2019, Mr. Friedli directly owned 10,204,404 Shares (approximately 30% of the Company's total issued and outstanding Shares).

  4.
  The Offer and withdrawal rights will expire at 12:01 a.m. Eastern Time on April 17, 2019, unless the Offer is extended by Purchaser or earlier terminated.

  5.
  The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 14 of the Offer to Purchase.

  6.
  Tendering stockholders who are record owners of their Shares and who tender directly to Equiniti Trust Company (the "Depositary") will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, "blue sky" or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash
All Outstanding Shares of Common Stock

of

Osiris Therapeutics, Inc.

a Maryland corporation

at

$19.00 Net Per Share
Pursuant to the Offer to Purchase
Dated March 20, 2019
by

Papyrus Acquisition Corp.

a direct wholly-owned subsidiary of

Smith & Nephew Consolidated, Inc.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 20, 2019 (together with any amendments and supplements, the "Offer to Purchase") and the related Letter of Transmittal (together with any amendments and supplements, the "Letter of Transmittal") in connection with the offer to purchase (the "Offer") by Papyrus Acquisition Corp., a Maryland corporation ("Purchaser") and a direct wholly-owned subsidiary of Smith & Nephew Consolidated, Inc., a Delaware corporation ("Parent"), which is an indirect wholly-owned subsidiary of Smith & Nephew plc, a public limited company incorporated under the laws of England and Wales, to purchase, subject to certain conditions, including the satisfaction of the Minimum Tender Condition, as defined in the Offer to Purchase, all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Osiris Therapeutics, Inc., a Maryland corporation ("Osiris"), at a price per Share of $19.00 in cash, net to the holder of any applicable withholding taxes and without interest (the "Offer Price") and subject to any withholding taxes, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                  SHARES*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Time (as defined in the Offer to Purchase).

Dated:

Signature(s)

Capacity**:

Please Print Name(s)

Address

(Include Zip Code)

Area code and Telephone no.

        Tax Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

**
Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

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  Exhibit (a)(1)(E)
INSTRUCTION FORM With Respect to the Offer to Purchase for Cash All Outstanding Shares of Common Stock of Osiris Therapeutics, Inc. a Maryland corporation at $19.00 Net Per Share Pursuant to the Offer to Purchase Dated March 20, 2019 by Papyrus Acquisition Corp. a direct wholly-owned subsidiary of Smith & Nephew Consolidated, Inc.